UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: October 4, 2002

                            American Ammunition, Inc.
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        (Exact name of small business issuer as specified in its charter)

Commission File Number: 0-32379


      California                                           91-2021594
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  (State of incorporation)                         (IRS Employer ID Number)


                      3545 NW 71st Street, Miami, FL 33147
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                    (Address of principal executive offices)

                                 (305) 835-7400
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                           (Issuer's telephone number)

Item 5.  Other Events

On October 4, 2002, the Company issued an 8.0% Convertible Debenture (Debenture) in the face amount of $250,000 to La Jolla Cove Investors, Inc. (Holder) and a Warrant which allows the Holder to purchase shares of common stock equal to ten
(10) times the number of shares of common stock issued to the Holder on conversion of the Debenture. In no event shall the number of shares issued under the Warrant exceed 30,000,000.

The Debenture bears interest at 8.0% and matures two years from the date of issuance. The Debenture is convertible into common stock, at the option of the Holder, at the lesser of $1.00 per share or 80.0% of the average of the 5 lowest volume weighted average price days during the 20 trading days before, but not including the date of the Holder's election to convert. The Warrant is exercisable at the same price.

The full principal amount of the Debenture is due upon default, as defined in the Debenture agreement. The Debenture interest is payable monthly in arrears commencing on November 15, 2002.

The Company is obligated to file a Registration Statement under the Securities Act of 1933 to register the underlying conversion shares on either Form SB-2 or S-3 and have said Registration Statement effective no later than 120 days after October 4, 2002. Further, the Holder has agreed to convert not less than 5.0% and not more than 10.0% of the original face value of the Debenture monthly beginning the month after the effective date of the Registration Statement and the Holder is required to exercise warrants and purchase shares of common stock equal to ten (10) times the number of shares of common stock issued to the Holder on conversion of the Debenture.

The Holder has further contractually agreed to restrict its ability to convert the Debenture or exercise their warrants and receive shares of the Company's common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock of the Company.

In the event an election to convert is made and the volume weighted average price of the Company's common stock is below $0.30 per share, the Company shall have the right to prepay any portion of the outstanding Debenture that was elected to be converted, plus any accrued and unpaid interest, at 125.0%.

The Holder may demand repayment of the Debenture of 125.0% of the face amount outstanding, plus all accrued and unpaid interest, in cash at any time prior to the date that underlying Registration Statement under the Securities Act of 1933 has not been declared effective by the U. S. Securities and Exchange Commission within 3 business days of such demand. If the repayment is accelerated, the Company is also obligated to issue to the Holder 25,000 shares of common stock and $10,000 cash for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid with the cash payment to increase to $15,000 for each 30 day period the balance remains unpaid after the initial 90 day period.

If the Holder does not elect to accelerate the Debenture, the Company shall immediately issue and pay to the Holder 25,000 shares of common stock and $10,000 cash for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid with the cash payment to increase to $15,000 for each 30 day period the balance remains unpaid after the initial 90 day period.

Concurrent with the execution of the Debenture agreement, the Company executed an engagement letter with the Holder's counsel for legal representation with regard to the preparation of the aforementioned Registration Statement under the Securities Act of 1933.

Item 7 - Financial Statements, ProForma Financial Information and Exhibits

   None

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                                   SIGNATURES



In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                            American Ammunition, Inc.



Dated: October 18, 2002                      /s/ Andres Fernandez
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                                                            Andres Fernandez
                                                      President and Director